UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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NATURAL RESOURCE PARTNERS L.P.
(Name of Registrant As Specified In Charter)

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TABLE OF CONTENTS

Action by the Board of Directors and Consenting Unitholders	1
Dissenters’ Rights of Appraisal	1
Voting Securities and Principal Holders Thereof	1
Compensation of Directors and Executive Officers	5
Adoption of the LTIP	18
Voting Procedures	25
Interest of Certain Persons in or Opposition to Matters to be Acted Upon	25
Where You Can Find Additional Information	25
Annex A	A-1

i

NATURAL RESOURCE PARTNERS L.P.
1201 Louisiana Street, Suite 3400
Houston, Texas 77002

NOTICE OF ACTION BY WRITTEN CONSENT

We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy

To the Unitholders of Natural Resource Partners L.P.:
The purpose of this notice of action by written consent and information statement is to advise the unitholders of Natural Resource Partners L.P. of the approval, by written consent, of the Natural Resource Partners L.P. 2017 Long-Term Incentive Plan (the “LTIP”), which provides for awards of options to purchase common units, restricted common units, common unit appreciation rights, phantom common units, distribution equivalent rights and other common unit-based awards to employees, directors or consultants providing services to us and our general partner, NRP GP LP. This notice and information statement is being mailed to unitholders of record as of December 20, 2017.
We are not asking you to approve the LTIP. The LTIP was unanimously approved by the board of directors of GP Natural Resource Partners LLC, the general partner of NRP GP LP, on December 14, 2017. Although approval of the LTIP by unitholders is also required by rules of The New York Stock Exchange, we are not soliciting your vote because unitholders holding the requisite percentage of votes necessary to approve the LTIP approved the LTIP by written consent in lieu of a special meeting of unitholders on December 20, 2017. This action by a written consent is sufficient to adopt the LTIP without the affirmative vote of any other unitholders. No other votes are necessary to adopt the LTIP. We are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.
Notwithstanding the execution and delivery of the written consent described above, under applicable securities regulations, the LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the LTIP can become effective is January 16, 2018. A copy of the LTIP is attached to the accompanying information statement as Annex A. Under the rules of the Securities and Exchange Commission (the “SEC”), we are required to furnish you with certain information concerning the LTIP. This notice and the accompanying information statement shall constitute notice to you as required by the rules of the SEC and our Fifth Amended and Restated Agreement of Limited Partnership.
If you have any questions, please contact our Investor Relations Department at (713) 751-7555.
Sincerely,
/s/ Corbin J. Robertson, Jr.
Corbin J. Robertson, Jr.
Chairman of the Board and Chief Executive Officer
GP Natural Resource Partners LLC

This notice and the accompanying information statement are dated December 27, 2017 and are first being mailed to our unitholders on or about December 27, 2017.

NATURAL RESOURCE PARTNERS L.P.
1201 Louisiana Street, Suite 3400
Houston, Texas 77002
INFORMATION STATEMENT
We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy
To the Unitholders of Natural Resource Partners L.P.:
This information statement is being furnished to the unitholders of record of Natural Resource Partners L.P. as of December 20, 2017, to provide information about the Natural Resource Partners L.P. 2017 Long-Term Incentive Plan (the “LTIP”), which provides for awards of options to purchase common units, restricted common units, common unit appreciation rights, phantom common units, distribution equivalent rights and other common unit-based awards to employees, directors or consultants providing services to us and our general partner, NRP GP LP.
We are not asking you to approve the LTIP. The LTIP was unanimously approved by the board of directors of GP Natural Resource Partners LLC, the general partner of NRP GP LP, on December 14, 2017. Although approval by unitholders of the LTIP is required by rules of The New York Stock Exchange, we are not soliciting your vote because unitholders holding the requisite percentage of votes necessary to approve the LTIP approved the LTIP by written consent in lieu of a special meeting of unitholders on December 20, 2017. This action by a written consent is sufficient to adopt the LTIP without the affirmative vote of any other unitholders. No other votes are necessary to adopt the LTIP. We are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.
Notwithstanding the execution and delivery of the written consent described above, under applicable securities regulations, the LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the LTIP can become effective is January 16, 2018. A copy of the LTIP is attached to the accompanying information statement as Annex A. Please read this information statement carefully and in its entirety as it contains important information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the LTIP, passed upon the merits or fairness of the LTIP or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.
Sincerely,
/s/ Corbin J. Robertson, Jr.
Corbin J. Robertson, Jr.
Chairman of the Board and Chief Executive Officer
GP Natural Resource Partners LLC

This information statement is dated December 27, 2017 and is first being mailed to our unitholders on or about December 27, 2017.

ACTION BY THE BOARD OF DIRECTORS AND CONSENTING UNITHOLDERS
As used in this information statement, unless the context otherwise requires: “we,” “our,” “us” and the “Partnership” refer to Natural Resource Partners L.P. and, where the context requires, our subsidiaries. References to “NRP” refer to Natural Resource Partners L.P. only, and not to NRP (Operating) LLC or any of Natural Resource Partners L.P.’s subsidiaries. References to “OpCo” refer to NRP (Operating) LLC, a wholly owned subsidiary of NRP, and its subsidiaries.

On December 14, 2017, the board of directors (“Board”) of GP Natural Resource Partners LLC (“GP LLC”), the general partner of NRP GP LP (the “General Partner”), the general partner of Natural Resource Partners L.P., unanimously approved resolutions adopting the Natural Resource Partners L.P. 2017 Long-Term Incentive Plan (the “LTIP”), which provides for awards of options to purchase common units, common unit appreciation rights, restricted common units, phantom units, common units in lieu of cash compensation, unit distribution rights and performance awards (any of which may include DERs (as defined below)) to employees, directors or consultants providing services to us and our subsidiaries, subject to the requisite unitholder approval as required by the rules of the New York Stock Exchange (“NYSE”). Under Delaware law and under our Fifth Amended and Restated Agreement of Limited Partnership, dated as of March 2, 2017 (the “Partnership Agreement”), any action that may be taken at a meeting of unitholders may be taken without a meeting, without prior notice and without a vote, if approval in writing setting forth the action so taken is signed by the holders of outstanding limited partnership interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all limited partner interests entitled to vote thereon were present and voted.
On December 20, 2017 (the “consent date”), the action taken by the Board regarding the LTIP was approved by written consent of (i) Premium Resources LLC, a company controlled by Corbin J. Robertson, our Chairman and Chief Executive Officer (“Premium Resources”), (ii) certain entities controlled by funds affiliated with The Blackstone Group L.P. (collectively referred to as “Blackstone”), and (iii) the Partnership, which is entitled to exercise voting rights with respect to certain Class A Convertible Preferred Units (the “Preferred Units”) held by affiliates of GoldenTree Asset Management LP (“GoldenTree”) pursuant to the Partnership Agreement, to become effective 20 calendar days after the date this information statement is sent or given to our unitholders. The consenting entities described above are referred to herein as the “Consenting Unitholders.” As of the consent date, the Consenting Unitholders held, or held the voting rights with respect to, a majority of our outstanding common units and Preferred Units (on an as-converted basis). Consequently, no meeting of our common unitholders will be held to approve the LTIP. We are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

DISSENTERS’ RIGHTS OF APPRAISAL
Under Delaware law, unitholders are not entitled to dissenters’ rights of appraisal with respect to the above action.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
As of the consent date, there were a total of 12,232,006 common units and 258,845 Preferred Units (representing 16,948,662 common units on an as-converted basis) issued and outstanding. Holders of our common units and Preferred Units vote together as a single class. Holders of our common units are entitled to one vote per unit, and holders of our Preferred Units are entitled to vote their units on an “as-converted basis” at the then-applicable conversion rate.
The conversion rate used to determine the number of common units into which the Preferred Units would be convertible on the consent date was calculated pursuant to the Partnership Agreement by dividing the liquidation value of the outstanding Preferred Units by the conversion price. The liquidation value of the Preferred Units as of the consent date was $1,500 per Preferred Unit (or, in the case of outstanding Preferred Units that were paid in kind (“PIK Units”), $1,000 per PIK Unit). The conversion price as of the consent date was 90% of the volume-weighted average trading price of our common units on the NYSE for the 30 trading days ended on the day immediately prior to the consent date, which was $25.1639. All numbers of units or percentages of units referred to in this Information Statement as calculated on an “as-converted basis” are calculated assuming conversion of the Preferred Units in accordance with this paragraph.
As of the consent date:

•	4,128,599 common units (or 14.1% of the issued and outstanding common units and Preferred Units (on an as-converted basis)) were held by Premium Resources;

•
147,541 Preferred Units (representing 9,660,700 common units on an as-converted basis) (or 33.1% of the issued and outstanding common units and Preferred Units (on an as-converted basis)) were held by Blackstone; and

•
the right to vote 67,184 Preferred Units (representing 4,399,076 common units on an as-converted basis) held by GoldenTree (or 15.1% of the issued and outstanding common units and Preferred Units (on an as-converted basis)) was held by the Partnership pursuant to the Partnership Agreement.

The Consenting Unitholders, as the holders of a majority of our outstanding common units and Preferred Units (on an as-converted basis), or the voting rights with respect thereto, have approved the LTIP as described above.
Preemptive Rights
Pursuant to our Partnership Agreement, our General Partner has the right, which it may assign to any of its affiliates, to purchase equity securities from us whenever, and on the same terms that, we issue equity securities to persons other than our General Partner and its affiliates, to the extent necessary for the General Partner and its affiliates to maintain a percentage ownership equal to that which existed immediately prior to the issuance of such equity securities. Our General Partner has waived its right with respect to any common units to be issued under the LTIP.
In addition, the holders of the Preferred Units have certain preemptive rights with respect to issuances of equity securities. However, these rights do not apply to securities issued pursuant to any plan, program or other compensatory agreement approved by the Board.
Except as described above, no person has any preemptive, preferential or other similar rights with respect to the issuance of our equity securities, including our common units.
Warrants to Purchase Common Units
We have also issued two tranches of warrants (the “Warrants”) to purchase common units (Warrants to purchase 1.75 million common units with a strike price of $22.81 and Warrants to purchase 2.25 million common units with a strike price of $34.00).  Generally, the exercise prices of the Warrants would be adjusted downward to the extent any common units are issued at prices below the exercise price. However, such adjustments do not apply to securities issued pursuant to any plan, program or other compensatory agreement approved by the Board.

Security Ownership of Certain Beneficial Owners and Management
The following tables set forth, as of December 1, 2017, the amount and percentage of our common units and Preferred Units, respectively, beneficially held by (1) each person known to us to beneficially own 5% or more of such classes of our units, (2) with respect to our common units only, each of our named executive officers and directors and (3) with respect to our common units only, all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the units shown.

Name of Beneficial Owner	Number of Common Units	Percentage of Common Units (1)
Corbin J. Robertson, Jr. (2)	4,128,605	33.8%
Premium Resources LLC (3)	4,128,599	33.8%
Maple Rock Capital Partners, Inc. (4)	686,110	5.6%
JPMorgan Chase & Co. (5)	611,769	5.0%
Wyatt L. Hogan (6)	1,250	*
Craig W. Nunez	—	—
Kathryn S. Wilson	—	—
Christopher J. Zolas	—	—
Robert T. Blakely	2,250	*
Russell D. Gordy (7)	7,000	*
Robert B. Karn III	500	*
Jasvinder S. Khaira	—	—
S. Reed Morian	—	—
Richard A. Navarre	1,000	*
Corbin J. Robertson III (8)	172,790	1.4%
Stephen P. Smith	355	*
Leo A. Vecellio, Jr.	2,000	*
Directors and Officers as a Group	4,318,700	35.3%

(1)	Percentages based upon 12,232,006 common units issued and outstanding as of December 1, 2017. Unless otherwise noted, beneficial ownership is less than 1%.

(2)
Mr. Robertson may be deemed to beneficially own the 4,128,599 common units owned by Premium Resources and the 6 common units owned by QMP Inc. Mr. Robertson’s address is 1415 Louisiana Street, Suite 2400, Houston, Texas 77002.

(3)
These common units may be deemed to be beneficially owned by Mr. Robertson. The address of Premium Resources LLC is 1415 Louisiana Street, Suite 2400, Houston, Texas 77002. Premium Resources has sole voting power and sole dispositive power over all of the common units it owns.

(4)
According to a Form 13F filed with the Securities and Exchange Commision ("SEC") on November 14, 2017, Maple Rock Capital Partners, Inc. holds sole voting power and sole dispositive power with respect to 686,110 common units in the Partnership. The business address of Maple Rock Capital Partners, Inc. is 45 St. Clair Avenue West, Suite 903, Toronto A6 M4V 1K9.

(5)
According to a Schedule 13G filed with the SEC on June 6, 2017, JPMorgan Chase & Co. holds sole voting power and sole dispositive power with respect to 611,769 common units in the Partnership. The business address of JPMorgan Chase & Co. is 270 Park Ave, New York, New York 10017.

(6)
Mr. Hogan resigned as President and Chief Operating Officer of GP LLC effective August 8, 2017. Of these common units, 50 common units are owned by the Anna Margaret Hogan 2002 Trust, 50 common units are owned by the Alice Elizabeth Hogan 2002 Trust and 50 common units are owned by the Ellen Catlett Hogan 2005 Trust. Mr. Hogan is a trustee of each of these trusts.

(7)	Mr. Gordy may be deemed to beneficially own 5,000 common units owned by Minion Trail, Ltd. and 2,000 common units owned by Rock Creek Ranch 1, Ltd.

(8)
Mr. Robertson may be deemed to beneficially own 9,783 common units held CIII Capital Management, LLC, 10,000 common units held by BHJ Investments, 5,046 common units held by The Corbin James Robertson III 2009 Family Trust and 39 common units held by his spouse, Brooke Robertson. The address for CIII Capital Management, LLC is 1415 Louisiana Street, Suite 2400, Houston, Texas 77002, the address for BHJ Investments is 1415 Louisiana Street, Suite 2400, Houston, Texas 77002 and the address for The Corbin James Robertson III 2009 Family Trust is 1415 Louisiana Street, Suite 2400, Houston, Texas 77002. 29,542 common units owned directly by Mr. Robertson are pledged as collateral for loans.

Name of Beneficial Owner	Number of Preferred Units (1)	Percentage of Preferred Units (2)
The Blackstone Group L.P.(3)	147,541	57.0%
GoldenTree Asset Management, LP(4)	111,304	43.0%

(1)
Holders of our Preferred Units are entitled to vote their units on an as-converted basis with the common units. Subject to the Partnership’s redemption rights, the Preferred Units will be convertible into common units at the election of the holders (1) after the fifth anniversary and prior to the eighth anniversary of the issue date at a 7.5% discount to the volume weighted average trading price of the common units (the “VWAP”) for the 30 trading days immediately prior to the notice of conversion if the 30-day VWAP immediately prior to such notice is greater than $51.00 (subject to a maximum of 33% of the Preferred Units per year) and (2) after the eighth anniversary of the issue date at a 10% discount to the VWAP for the 30 trading days immediately prior to the notice of conversion. To the extent the holders of the Preferred Units have not elected to convert their Preferred Units by the twelfth anniversary of the issue date, the Partnership will have the right to force conversion of the Preferred Units into Common Units at a 10% discount to the VWAP for the 30 trading days immediately prior to the notice of conversion.

(2)	Percentages based upon 258,845 Preferred Units issued and outstanding as of December 1, 2017.

(3)
The Preferred Units are owned by funds managed by The Blackstone Group L.P., whose address is 345 Park Ave, New York, NY 10154. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P., and is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

(4)
The Preferred Units are owned by funds managed by GoldenTree Asset Management, LP, whose address is 300 Park Ave, New York, NY 10022. Steven A. Tananbaum serves as senior managing member of GoldenTree Asset Management LLC, the general partner of GoldenTree Asset Management, LP.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation Discussion and Analysis
Overview
As a publicly traded partnership, we have a unique employment and compensation structure that is different from that of a typical public corporation. We have no employees, other than at the VantaCore operations, our executive officers based in Houston, Texas are employed by Quintana Minerals Corporation and our executive officers based in Huntington, West Virginia are employed by Western Pocahontas Properties Limited Partnership, both of which are our affiliates. Although our executives’ salaries and bonuses are paid directly by the private companies that employ them, we reimburse those companies based on the time allocated to the Partnership by each executive officer. Our reimbursement for the compensation of executive officers is governed by the Partnership Agreement.
For purposes of this Compensation Discussion and Analysis, our “named executive officers” were:

•	Corbin J. Robertson, Jr. - Chairman and Chief Executive Officer

•	Wyatt L. Hogan – President and Chief Operating Officer

•	Craig W. Nunez – Chief Financial Officer and Treasurer

•	Kathryn S. Wilson – Vice President, General Counsel and Secretary

•	Christopher J. Zolas – Chief Accounting Officer

Effective as of August 8, 2017, Wyatt L. Hogan resigned from his position as President and Chief Operating Officer of GP LLC. Effective as of the same date, Craig W. Nunez, who previously served as Chief Financial Officer and Treasurer of GP LLC, became President and Chief Operating Officer of GP LLC and Christopher J. Zolas, who previously served as Chief Accounting Officer of GP LLC, became Chief Financial Officer and Treasurer of GP LLC.

Executive Officer Compensation Strategy and Philosophy
Under the Partnership Agreement, we are required to distribute all of our available cash each quarter. Historically, our primary business objective was to generate cash flows at levels that could sustain long-term quarterly cash distributions to our investors. However, given the difficult coal markets over the past few years, coupled with the limitations on our ability to access capital from additional sources, our current objective is to preserve long-term equity value for our unitholders by using our excess free cash flow to reduce our leverage. Our objective in determining the compensation of our executive officers is to retain qualified people to manage the business through a difficult market cycle. Although we historically have not tied our compensation to achievement of specific financial targets or fixed performance criteria, we have reevaluated that strategy in light of current market conditions. See “—Evaluation of 2016 Performance; Components of Compensation-Long-Term Incentive Compensation—2016 Cash Long-Term Incentive Plan” below.
The 2016 compensation for executive officers consisted of four primary components:

•	base salaries;

•
annual cash incentive awards, including cash payments made by our General Partner based on the cash distributions it receives from the common units that it owns (which we refer to herein as “GP Bonus Awards”);

•	long-term equity and cash incentive compensation; and

•	perquisites and other benefits.

In December 2015, our Compensation, Nominating and Governance Committee of the Board (the “CNG Committee”) reviewed the performance of the executive officers and the amount of time expected to be spent by each officer of the Partnership on Partnership business, and determined the salaries for each officer for 2016. All of our named executive officers, other than Corbin J. Robertson, Jr., our Chairman and Chief Executive Officer and Kathryn S. Wilson, our Vice President, General Counsel and Secretary, spent 100% of their time on Partnership matters during 2016, and the Partnership bears the cost of their time. Mr. Robertson has historically spent approximately 50% of his time on Partnership matters. Mr. Robertson does not receive a salary or an annual bonus in his capacity as Chief Executive Officer. Rather, Mr. Robertson has historically been compensated exclusively through long-term incentive awards and through GP Bonus Awards. Mr. Robertson also directly or indirectly owns in excess of 20% of the outstanding common units of the Partnership, and thus his interests are directly aligned with our unitholders. In 2016, Ms. Wilson spent approximately 94% of her time on Partnership matters and the rest of her time on private Robertson family-owned company matters, and her time has been allocated to the Partnership accordingly.
Historically, in February of each year, the CNG Committee has approved the year-end bonuses for the year just ended and long-term incentive awards for the executive officers. The CNG Committee considers the performance of the Partnership, the performance of the individuals and the outlook for the future in determining the amounts of the award. Because we are a partnership, tax and accounting conventions make it more costly for us to issue additional common units or options as incentive compensation. Consequently, we have no outstanding options or restricted units. Prior to 2016, we issued phantom units, coupled with tandem DERs, to our executive officers that are paid in cash based on the average closing price of our common units for the 20-day trading period prior to vesting. The phantom units and DERs typically vest four years from the date of grant. In past years, these awards have served to align the executive officers’ interests with those of our unitholders.
During 2015, given the sharp decline in the Partnership’s unit price, the Board recognized that the value of the executive officers’ phantom unit awards and the decreased GP Bonus Awards no longer provided long-term incentive or retention value to management. Accordingly, the Board authorized and directed the CNG Committee to begin a review of options for a new long-term incentive program for the Partnership’s management to be adopted in 2016. Upon the conclusion of this review, in February 2016, the CNG Committee elected not to award additional phantom units under the long-term incentive plan and instead adopted a new cash long-term incentive plan (“2016 Cash LTIP”) and recommended the new plan and forms of award agreements thereunder to the Board for approval. The Board approved the new plan and awards in February 2016 and approved awards to officers under the plan in March 2016. In March 2017, the Board determined that the conditions to the vesting of the performance awards had been met as a result of the completion of the 2017 recapitalization transactions described in our Annual Report on Form 10-K for the year ended December 31, 2016 (“2016 10-K”).
Role of Compensation Experts
Historically, the CNG Committee periodically has utilized consultants to get a basic sense of the market, but has considered the advice of the consultants as only one of many factors among the other items discussed in this compensation discussion and analysis.
During 2015, at the direction of the Board, the CNG Committee retained Meridian Compensation Partners (“Meridian”) to advise on a new long-term incentive strategy to be implemented in 2016 in order to incentivize and retain management in light of the significant decrease in phantom unit award value and GP Bonus Awards. See “—Evaluation of 2016 Performance; Components of Compensation-Long-Term Incentive Compensation—2016 Cash Long-Term Incentive Plan” below. In selecting Meridian as its compensation consultant, the CNG Committee assessed the independence of Meridian pursuant to SEC rules and considered, among other things, whether Meridian provides any other services to the Partnership, the policies of Meridian that are designed to prevent any conflict of interest between Meridian, the CNG Committee and the Partnership, any personal or business relationship between Meridian and a member of the CNG Committee or one of the Partnership’s executive officers and whether Meridian owned any of the Partnership’s common units.  In addition to the foregoing, the CNG Committee received documentation from Meridian addressing the firm’s independence.  Meridian was engaged directly by the CNG Committee, reported exclusively to the CNG Committee and does not provide any additional services to the Partnership.  The CNG Committee concluded that Meridian is independent and did not have any conflicts of interest.  While management did cooperate with Meridian in collecting data with respect to the Partnership’s compensation programs, the CNG Committee determined that management had not attempted to influence Meridian’s review or recommendations.
Role of Our Executive Officers in the Compensation Process
Mr. Hogan, our former President and Chief Operating Officer, provided Mr. Robertson with recommendations relating to executive officers other than himself in connection with the evaluation of the 2016 compensation programs. Mr. Robertson considered those recommendations and provided the CNG Committee with recommendations for all of the executive officers other than himself. Mr. Robertson relied on his personal experience in setting compensation over a number of years in determining the appropriate amounts for each employee, and considered each of the factors described elsewhere in this compensation discussion and analysis. Mr. Robertson and Mr. Hogan attended the CNG Committee meetings at which the Committee deliberated and approved the compensation, but were excused from the meetings when the CNG Committee discussed their compensation. Mr. Nunez and Ms. Wilson also participated in the meetings with Meridian and the CNG Committee with respect to the design and implementation of the 2016 Cash LTIP.
Evaluation of 2016 Performance; Components of Compensation
2016 Performance
The Board considers Adjusted EBITDA, distributable cash flow and overall leverage to be the critical measures in evaluating the Partnership’s performance. Despite the continued depressed coal and oil and gas markets in 2016, we recorded Adjusted EBITDA in 2016 of $255.5 million, which was essentially flat compared to our Adjusted EBITDA in 2015, and distributable cash flow of $271.4 million, which increased from $176.6 million in 2015 primarily as a result of cash proceeds from asset sales in 2016.
Other factors considered by the CNG Committee in determining total management compensation for 2016 included:

•
the sale of approximately $181 million of assets during 2016, including $116.1 million of oil and gas working interests and royalty interests that marked the Partnership’s strategic exit from the non-operated oil and gas working interest business;

•	the permanent reduction in the Partnership’s debt of approximately $248 million during 2016;

•	the extension in 2016 of the maturity date under the revolving credit facility of OpCo to June 2018;

•	the increase in the trading price of the Partnership’s common units of over 300% during 2016;

•	overall cost reductions; and

•	additional revenue of $40 million recognized in connection with lease amendments in the coal segment.

Base Salaries
With the exception of Mr. Robertson, who, as described above, does not receive a salary for his services as Chief Executive Officer, our executive officers are paid an annual base salary by Quintana Minerals Corporation (“Quintana”) or Western Pocahontas Properties Limited Partnership (“Western Pocahontas”) for services rendered to us by the executive officers during the fiscal year. We then reimburse Quintana and Western Pocahontas based on the time allocated by each executive officer to our business. The base salaries of our named executive officers are reviewed on an annual basis as well as at the time of a promotion or other material change in responsibilities. The CNG Committee reviews and approves the full salaries paid to each executive officer by Quintana and Western Pocahontas, based on both the actual time allocations to the Partnership in the prior year and the anticipated time allocations in the coming year. Adjustments in base salary are based on an evaluation of individual performance, the Partnership’s overall performance during the fiscal year and the individual’s contribution to our overall performance.
In determining salaries for the Partnership’s executive officers for 2016 at the December 2015 meeting, the CNG Committee considered the financial performance of the Partnership for the nine months ended September 30, 2015 as well as the projected financial performance of the Partnership for the fourth quarter of 2015 and for the year ending December 31, 2016. The CNG Committee also considered the individual performance of each member of the executive management team during 2015 and the changes to the management team that became effective during the year. Based on its review, the CNG Committee approved the salaries disclosed in the Summary Compensation Table below.
Annual Cash Incentive Awards
Each named executive officer participated in two cash incentive programs in 2016, with the exception of Mr. Robertson, who did not participate in the cash bonus program. The first program is a discretionary cash bonus award approved in February 2017 by the CNG Committee based on criteria similar to the criteria used to evaluate the annual base salaries. The bonuses awarded with respect to 2016 under this program are disclosed in the Summary Compensation Table under the Cash Bonus column. As with the base salaries, there are no formulas or specific performance targets related to these awards. The bonuses for Mr. Hogan, Mr. Nunez, Ms. Wilson and Mr. Zolas were increased over the prior year in part to offset the declines in other components of their compensation and in recognition of their contributions to the Partnership.
Under the second cash incentive program (the “GP Bonus Award program”), our General Partner has set aside the cash distributions it receives on an annual basis with respect to distributions on the Partnership’s common units held by our General Partner for awards to our executive officers, including Mr. Robertson. Although Mr. Robertson has the sole discretion to determine the GP Bonus Awards allocated to each executive officer, including himself, the cash awards that our officers receive under the GP Bonus Award program are reviewed by the CNG Committee and taken into account when making determinations with respect to salaries, bonuses and long-term incentive awards. Unlike the discretionary cash bonus award described above, the GP Bonus Awards are paid by the General Partner and not reimbursed by the Partnership. However, because the GP Bonus Awards represent compensation to executive officers related to services provided to the Partnership, they are recorded by the Partnership as general and administrative expenses and equity contributions from the General Partner. Prior to 2015, we did not record the GP Bonus Awards cash compensation paid by the General Partner as an expense.
The amounts received by the named executive officers under the GP Bonus Award program were significantly lower for 2016 as compared to 2015 due to the 87% reduction in the per unit distribution paid by the Partnership during the calendar year ended December 31, 2015. This decrease resulted in a decreased overall amount allocated to the executive officers. Mr. Robertson determined to allocate the GP Bonus Awards equally among our executive officers.

Long-Term Incentive Compensation
At the time of our initial public offering, we adopted the Natural Resource Partners Long-Term Incentive Plan for our directors and all the employees who perform services for the Partnership, including the executive officers. Historically, we considered long-term equity-based incentive compensation to be the most important element of our compensation program for executive officers because we believed that these awards kept our officers focused on the growth of the Partnership, particularly the sustainability and long-term growth of quarterly distributions and their impact on our unit price, over an extended time horizon.
Our CNG Committee has historically approved annual awards of phantom units that vest four years from the date of grant. The amounts included in the Summary Compensation Table reflect the grant date fair value of the unit awards determined in accordance with Financial Accounting Standards Board stock compensation authoritative guidance. The Partnership bears 100% of the costs of the phantom units. We structured the phantom unit awards so that our executive officers and directors directly benefit along with our unitholders when our unit price increases, and experience reductions in the value of their incentive awards when our unit price declines. Similarly, because the awards are forfeited by the executives upon termination of employment in most instances, the long-term vesting component of these awards encouraged our senior executives and employees to remain with the Partnership over an extended period of time, thereby ensuring continuity in our management team. Consistent with this approach, we included DERs as a possible award to be granted under the plan. The DERs are contingent rights, granted in tandem with phantom units, to receive upon vesting of the related phantom units an amount in cash equal to the cash distributions made by the Partnership with respect to the common units during the period in which the phantom units are outstanding.
As noted below, in light of then-existing market conditions, the relative low value of the Partnership’s common units and the strategic plan to dedicate all free cash flow towards reducing the Partnership’s leverage, the CNG Committee determined that the phantom units and DERs awarded under the Natural Resource Partners Long-Term Incentive Plan no longer held retentive value for the Partnership’s management team. As a result, the CNG Committee recommended, and the Board approved, the 2016 Cash LTIP described below.
2016 Cash Long-Term Incentive Plan
In February 2016, the CNG Committee adopted a new cash-based long-term incentive plan and recommended the new plan and awards thereunder to the non-management members of the Board for approval. The Board approved the new plan and the forms of long-term incentive award agreements in February 2016. Two types of cash incentive awards were made to the executive officers in March 2016: (1) time vesting awards, 50% of which vested in February 2017 and 50% of which will vest in February 2018, and (2) performance-based awards, 50% of which shall vest upon the repayment, refinancing or rollover of the OpCo revolving credit facility that matures in April 2018 and 50% of which will vest upon the repayment, refinancing or rollover of the Partnership’s 9.125% Senior Notes due October 2018, in each case as determined by the Board and depending upon the continued employment of the applicable executive officer. The performance awards also provide that up to an additional 100% of the amount of the performance-based awards may be awarded to the executive officers in the sole discretion of the Board after considering additional performance criteria including, but not limited to, the Partnership’s common unit price, projected EBITDA and leverage ratio. The awards made in March 2016 to the named executive officers under the 2016 Cash LTIP are as follows:

2016 Cash Incentive Awards
	Performance Award Grant Amount	Time Vesting Award Grant Amount(1)	Total Award Grant Amount	Total Maximum Payout Amount
Corbin J. Robertson, Jr. – Chairman and Chief Executive Officer	$1,500,000	$500,000	$2,000,000	$3,500,000
Wyatt L. Hogan – Former President and Chief Operating Officer	750,000	250,000	1,000,000	1,750,000
Craig W. Nunez – President and Chief Operating Officer (former Chief Financial Officer and Treasurer)	562,500	187,500	750,000	1,312,500
Kathryn S. Wilson – Vice President, General Counsel and Secretary	450,000	150,000	600,000	1,050,000
Christopher J. Zolas – Chief Financial Officer and Treasurer (former Chief Accounting Officer)	150,000	150,000	300,000	450,000

(1)	One-half of each time vesting award granted in 2016 vested in 2017.
Following the completion of the March 2017 recapitalization transactions, on March 3, 2017, the Board determined that both vesting conditions of the performance awards had been met and therefore the target performance award grant amounts would be awarded to each executive officer. In addition, following consideration of additional performance criteria including, but not limited to: (1) the performance of the Partnership’s common units over the past twelve months and subsequent to the announcement of the transactions; (2) the 2016 and projected 2017 EBITDA for the Partnership and (3) the current and projected leverage ratios for the Partnership and its subsidiaries, the Board determined to award an additional 100% of the amount of the performance-based awards to the executive officers. The amounts that will be paid to the named executive officers will be equal to 200% of the performance award grant amounts shown in the table above. These amounts will be paid will be paid to the officers within 30 days of the date of the Board’s determination.
Perquisites and Other Personal Benefits
Both Quintana and Western Pocahontas maintain employee benefit plans that provide our executive officers and other employees with the opportunity to enroll in health, dental and life insurance plans. Each of these benefit plans require the employee to pay a portion of the health and dental premiums, with the company paying the remainder. These benefits are offered on the same basis to all employees of Quintana and Western Pocahontas, and the company costs are reimbursed by us to the extent the employee allocates time to our business.
Quintana and Western Pocahontas also maintain tax-qualified 401(k) and defined contribution retirement plans. Quintana matches 100% of the first 4.5% of the employee contributions under the 401(k) plan and Western Pocahontas matches the employee contributions at a level of 100% of the first 3% of the contribution and 50% of the next 3% of the contribution. In addition, each company contributes 1/12 of each employee’s base salary to the defined contribution retirement plan on an annual basis. As with the other contributions, any amounts contributed by Quintana and Western Pocahontas are reimbursed by us based on the time allocated by the employee to our business. None of the Partnership, Quintana or Western Pocahontas maintains a pension plan or a defined benefit retirement plan.

2017 Long-Term Incentive Plan

As described herein, on December 14, 2017, the Board adopted the LTIP. On December 20, 2017, the Consenting Unitholders approved the LTIP, which will become effective as of January 16, 2018. For more information regarding the LTIP, see “Adoption of the LTIP—Description of the Natural Resource Partners L.P. 2017 Long Term Incentive Plan.”

Unit Ownership Requirements
On December 14, 2017, the Board adopted Unit Ownership and Retention Guidelines (the “Guidelines”). The purpose of the Guidelines is to further align the interests of GP LLC’s executive officers and directors with the interests of the Partnership’s unitholders. Pursuant to the Guidelines, the ownership guideline for GP LLC’s President and Chief Operating Officer is set at 4x such officer’s annual base salary. For all other Section 16 officers, and others as designated by the Board, the ownership guideline is set at 3x such officers’ annual base salary. Until applicable guidelines are achieved, applicable executive officers are required to retain 100% of the net units (defined as units remaining after payment of taxes, whether withheld or otherwise) received through the Partnership’s incentive plans, including the LTIP.
Incentive Compensation Recoupment Policy

On December 14, 2017, the Board adopted the Natural Resource Partners L.P. Incentive Compensation Recoupment Policy (the “Recoupment Policy”). The Recoupment Policy provides that in the event of (i) a restatement of the Partnership’s financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws or (ii) a determination by the Board (or a committee of the Board, as applicable) that a covered executive has engaged in fraud or misconduct (including, but not limited to the violation of an applicable code of conduct or a criminal conviction), the Board (or a committee of the Board, as applicable) shall, to the extent permitted by applicable law, have the right as to such covered executive, to cause GP LLC to require the reimbursement or forfeiture by such covered executive of a portion of such covered executive’s incentive compensation (including any cash, equity, or equity-based compensation, payment, bonus or award granted for service to the Partnership under the LTIP, any plan similar to the LTIP and any short-term incentive plan or bonus plan), as determined in the Board’s (or a committee of the Board, as applicable) sole discretion.
Securities Trading Policy
Our insider trading policy states that executive officers and directors may not purchase or sell puts or calls to sell or buy our common units, engage in short sales with respect to our common units or buy our securities on margin.
Tax Implications of Executive Compensation
Because we are a partnership, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) does not apply to compensation paid to our named executive officers and accordingly, the CNG Committee did not consider its impact in determining compensation levels in 2014, 2015 or 2016. The CNG Committee has taken into account the tax implications to the Partnership in its decision to limit the long-term incentive compensation to phantom units as opposed to options or restricted units.
Accounting Implications of Executive Compensation
The CNG Committee has considered the partnership accounting implications, particularly the “book-up” cost, of issuing equity as incentive compensation, and has determined that phantom units offer the best accounting treatment for the Partnership while still motivating and retaining our executive officers.

Summary Compensation Table
The following table sets forth the amounts reimbursed to affiliates of our General Partner for compensation for 2014, 2015 and 2016 based on each individual’s allocation of time to NRP:

Name and Principal Position (1)	Year	Salary	Cash Bonus	Phantom Unit Awards	All Other Compensation	Total
Corbin J. Robertson, Jr. - Chief Executive Officer	2016	$—	$—	$—	$—	$—
	2015	—	—	321,912	—	321,912
	2014	—	—	595,728	—	595,728
Wyatt L. Hogan – Former President and Chief Operating Officer (4)	2016	$400,000	$450,000	$—	$34,383	$884,383
	2015	400,000	400,000	160,956	33,783	994,739
	2014	377,654	225,000	186,165	33,336	822,155
Craig W. Nunez – President and Chief Operating Officer, former Chief Financial Officer (5)(6)	2016	$375,000	$425,000	$—	$34,383	$834,383
	2015	375,000	375,000	446,575	33,783	1,230,358
Kathryn S. Wilson - Vice President, General Counsel and Secretary (7)	2016	$305,500	$225,000	$—	$31,631	$562,131
	2015	315,250	175,000	84,949	33,413	608,612
	2014	291,375	100,000	121,007	30,869	543,251
Christopher J. Zolas – Chief Financial Officer, former Chief Accounting Officer (6)(8)	2016	$300,000	$200,000	$—	$34,383	$534,383
	2015	244,932	150,000	239,295	30,858	665,085

(1)	In 2016, Messrs. Robertson, Hogan, Nunez and Zolas and Ms. Wilson spent approximately 50%, 100%, 100%, 100% and 94%, respectively, of their time on Partnership matters.

(2)
Amounts represent the grant date fair value of phantom unit awards determined in accordance with Accounting Standards Codification Topic 718 and without regard to forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 16 to the audited consolidated financial statements in our 2016 10-K.

(3)	Includes portions of 401(k) matching and retirement contributions allocated to NRP by Quintana.

(4)
Mr. Hogan resigned his position as President and Chief Operating Officer of GP LLC effective as of August 8, 2017, but will continue to provide services to NRP for up to two years pursuant to an agreement between Mr. Hogan and Quintana.

(5)	Effective as of August 8, 2017, Mr. Nunez was named President and Chief Operating Officer, replacing Mr. Hogan. Prior to his appointment, Mr. Nunez had served as Chief Financial Officer of GP LLC.

(6)	Messrs. Nunez and Zolas were not named executive officers for purposes of the Summary Compensation Table during 2014.

(7)	Amounts for Ms. Wilson’s base salary and all other compensation columns represent the amounts allocated to the Partnership.

(8)	Effective as of August 8, 2017, Mr. Zolas was named Chief Financial Officer of GP LLC. Prior to his appointment, Mr. Zolas had served as Chief Accounting Officer of GP LLC.
The following table sets forth the GP Bonus Awards paid by the General Partner and not reimbursed by the Partnership as described above. These GP Bonus Award amounts are not included in the Summary Compensation Table:

Name	Year	Amount
Corbin J. Robertson, Jr.	2016	$40,114
	2015	160,000
	2014	180,000
Wyatt L. Hogan	2016	$40,114
	2015	160,000
	2014	384,000
Craig W. Nunez	2016	$40,114
	2015	160,000
Kathryn S. Wilson	2016	$40,114
	2015	125,000
	2014	180,000
Christopher J. Zolas	2016	$40,114
	2015	52,000

Grants of Plan-Based Awards in 2016

The following table sets forth the cash incentive awards granted in 2016:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Named Executive Officer	Grant Date	Threshold	Target	Maximum
Corbin J. Robertson, Jr.	3/10/2016	$2,000,000	$2,000,000	$3,500,000
Wyatt L. Hogan	3/10/2016	1,000,000	1,000,000	1,750,000
Craig W. Nunez	3/10/2016	750,000	750,000	1,312,500
Kathryn S. Wilson	3/10/2016	600,000	600,000	1,050,000
Christopher J. Zolas	3/10/2016	300,000	300,000	450,000

(1)	Amounts include both time vesting and performance-based awards granted under the 2016 Cash LTIP detailed above. One-half of each time vesting award granted in 2016 vested in February 2017.
None of our executive officers has an employment agreement, and the salary, bonus and phantom unit awards noted above are approved by the CNG Committee. See our disclosure under “—Compensation Discussion and Analysis” for a description of the factors that the CNG Committee considers in determining the amount of each component of compensation.
Subject to the rules of the exchange upon which the common units are listed at the time, the Board and the CNG Committee have the right to alter or amend the 2016 Cash LTIP or any part of the 2016 Cash LTIP from time to time. Except upon the occurrence of unusual or nonrecurring events, no change in any outstanding grant may be made that would materially reduce any award to a participant without the consent of the participant.
The CNG Committee may make grants under our long-term incentive plans to employees and directors containing such terms as it determines, including the vesting period. Outstanding grants vest upon a change in control of the Partnership, our General Partner or GP LLC. If a grantee’s employment or membership on the Board terminates for any reason, outstanding grants will be automatically forfeited unless and to the extent the CNG Committee provides otherwise.
In addition, the CNG Committee determined to make cash long-term incentive awards in 2016 in lieu of phantom unit awards as described above under “—Compensation Discussion and Analysis—2016 Cash Long-Term Incentive Plan.” The CNG Committee may determine to make additional awards of phantom units in the future.
Phantom Units Vested in 2016
The table below shows the phantom units that vested in 2016 with respect to each named executive officer, along with the phantom unit value realized by each individual:

Named Executive Officer	Phantom Units Vested in 2016 (1)	Value Realized on 2016 Vesting
Corbin J. Robertson, Jr.	3,200	$220,928
Wyatt L. Hogan	1,600	110,464
Craig W. Nunez	1,100	14,344
Kathryn S. Wilson	550	25,872
Christopher J. Zolas	600	7,824

(1)	The unit numbers in the table above give effect to the Partnership's one-for-ten (1:10) reverse common unit split that became effective in February 2016.

Outstanding Equity Awards at December 31, 2016
The table below shows the total number of outstanding phantom units held by each named executive officer as of December 31, 2016. The phantom units shown below were awarded in February 2013, 2014 and 2015, with a portion of the phantom units having vested in February 2017 and the remaining portion scheduled to vest in each of 2018 and 2019.

Name of Executive Officer	Unvested Phantom Units(1)	Market Value of Unvested Phantom Units(2)
Corbin J. Robertson, Jr.	10,160 (3)	$328,168
Wyatt L. Hogan	5,080(4)	164,084
Craig W. Nunez	3,900(5)	125,970
Kathryn S. Wilson	2,283(6)	73,741
Christopher J. Zolas	2,400(7)	77,520

(1)	The unit numbers in the table above give effect to the Partnership's one-for-ten (1:10) reverse common unit split that became effective in February 2016.

(2)	Based on a unit price of $32.30, the closing price for the common units on December 31, 2016.

(3)	Includes 3,200 phantom units vested in February 2017, and 3,360 and 3,600 phantom units scheduled to vest in February 2018 and 2019, respectively.

(4)	Includes 1,600 phantom units vested in February 2017, and 1,680 and 1,800 phantom units scheduled to vest in February 2018 and 2019, respectively.

(5)	Includes 1,200 phantom units vested in February 2017, and 1,300 and 1,400 phantom units scheduled to vest in February 2018 and 2019, respectively.

(6)	Includes 650 phantom units vested in February 2017, and 683 and 950 phantom units scheduled to vest in February 2018 and 2019, respectively.

(7)	Includes 650 phantom units vested in February 2017, and 800 and 950 phantom units scheduled to vest in February 2018 and 2019, respectively.

Potential Payments upon Termination or Change in Control
Generally, we have not entered into employment agreements with NRP. Consequently, there are no severance benefits payable by the Partnership, the General Partner or GP LLC to any executive officer upon the termination of their employment. However, in connection with Mr. Hogan’s resignation as our President and Chief Operating Officer, Mr. Hogan entered into an employment agreement with Quintana. Under the terms of the employment agreement, Mr. Hogan will continue to provide services to NRP for up to two years in order to ensure a seamless transition of his responsibilities and will receive a salary of $500,000 per year, a bonus for 2017 equal to $250,000 payable in the first quarter of 2018 and the same health benefits that he is currently receiving, all of the costs of which will be borne by NRP. In the event Mr. Hogan’s employment with Quintana terminates for any reason, he will receive his salary for the remaining term of his employment agreement and the Board may determine to accelerate the vesting and settlement of any outstanding long-term incentive awards. Upon the occurrence of a change in control of the Partnership, the General Partner or GP LLC, the outstanding phantom unit awards held by each of our executive officers would immediately vest.
The table below indicates the impact of a change in control on (1) the outstanding cash awards under the 2016 Cash LTIP and (2) the outstanding equity-based awards at December 31, 2016, based on a unit price of $34.65, the 20-day average common unit price as of December 31, 2016, as required pursuant to the term of the phantom units.

	2016 Cash LTIP Awards		Phantom Unit Long-Term Incentive Awards
Named Executive Officer	Time-Based Awards(1)	Performance-Based Awards(1)	Unvested Phantom Units(2)	Market Value of Unvested Phantom Units	Accumulated DERs	Total Potential Payments
Corbin J. Robertson, Jr.	$500,000	$1,500,000	10,160	$351,993	$196,988	$2,548,981
Wyatt L. Hogan	250,000	750,000	5,080	175,997	98,494	1,274,491
Craig W. Nunez	187,500	562,500	3,900	135,116	15,795	900,911(3)
Kathryn S. Wilson	150,000	450,000	2,283	79,095	40,908	720,003
Christopher J. Zolas	150,000	150,000	2,400	83,148	9,720	392,868(4)

(1)	The outstanding awards vest 100% upon a change in control.

(2)	The unit numbers in the table above give effect to the Partnership's one-for-ten (1:10) reverse common unit split that became effective in February 2016.

(3)	Phantom units vested in 2017 and phantom units scheduled to vest in 2018 and 2019 include accrued DERs from February 11, 2015, the date of the grant of these units to Mr. Nunez.

(4)	Phantom units vested in 2017 and phantom units scheduled to vest in 2018 and 2019 include accrued DERs from March 9, 2015, the date of the grant of these units to Mr. Zolas.

Directors’ Compensation for the Year Ended December 31, 2016
The table below shows the directors’ compensation for the year ended December 31, 2016. As with our named executive officers, we do not grant any options or restricted units to our directors:

Name of Director	Fees Earned or Paid in Cash(1)	Total(2)
Robert Blakely	$85,000	$85,000
Russell Gordy	65,000	65,000
Trey Jackson(3)	43,022	43,022
Robert Karn III	85,000	85,000
S. Reed Morian	60,000	60,000
Richard Navarre	65,000	65,000
Corbin J. Robertson, III	60,000	60,000
Stephen Smith	80,000	80,000
Leo A. Vecellio, Jr.	65,000	65,000

(1)
In 2016, the annual retainer for the directors was $60,000. The directors did not receive any additional fees for attending meetings. Each chairman of a committee received an annual fee of $10,000 for serving as chairman, and each committee member received $5,000 for serving on a committee.

(2)
No phantom unit awards were made to our directors in 2016. As of December 31, 2016, each director other than Mr. Jackson held 1,169 phantom units, of which 370 phantom units vested in February 2017, and 389 and 410 phantom units will vest in February 2018 and 2019, respectively. The awards amounts included in the foregoing sentence give effect to the Partnership’s one-for-ten (1:10) reverse common unit split that became effective on February 17, 2016.

(3)	Mr. Jackson resigned from the Board in May 2017.

The table below shows the phantom units that vested in 2016 with respect to each director, along with the value realized by each director:

Director	Phantom Units Vested in 2016(1)	Value Realized on 2016 Vesting
Robert Blakely	370	$25,545
Russell Gordy	370	12,336
Trey Jackson(2)	—	—
Robert Karn III	370	25,545
S. Reed Morian	370	25,545
Richard Navarre	370	12,336
Corbin J. Robertson, III	370	14,371
Stephen Smith	370	25,545
Leo A. Vecellio, Jr.	370	25,545

(1)	The unit numbers in the table above give effect to the Partnership's one-for-ten (1:10) reverse common unit split that became effective in February 2016.

(2)	Mr. Jackson resigned from the Board in May 2017.

Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2016, Messrs. Blakely, Gordy, Karn and Vecellio served on the CNG Committee. None of Messrs. Blakely, Gordy, Karn or Vecellio has ever been an officer or employee of the Partnership or GP LLC. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has any executive officer serving as a member of our Board or CNG Committee.

ADOPTION OF THE LTIP
The LTIP was unanimously approved by the Board on December 14, 2017 and approved by the Consenting Unitholders on December 20, 2017. Notwithstanding the execution and delivery of the written consent by such unitholders, under applicable securities regulations, the LTIP may not become effective until at least 20 calendar days after the date this information statement is first sent or given to our unitholders. Therefore, the earliest possible date on which the LTIP can become effective is January 16, 2018. We intend to file a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, to register the common units authorized to be granted under the LTIP.
Description of the Natural Resource Partners L.P. 2017 Long-Term Incentive Plan
The following description is a summary of the principal provisions of the LTIP. A copy of the LTIP is attached to this information statement as Annex A, and you should refer to the LTIP for further details of the plan and awards that may be made thereunder. This summary is qualified in its entirety by reference to Annex A.
Key Terms of the LTIP

Plan Term
10 years from the date the Board approved the LTIP or, if earlier, the date the LTIP is terminated by the Board or the committee appointed by the Board to administer the LTIP, or the date all available common units available have been delivered. Awards granted prior to the LTIP’s termination date will continue to be effective in accordance with their respective terms and conditions even after the LTIP’s termination.

Eligible Participants
Any (i) employee of us, the General Partner, GP LLC or the respective affiliates of affiliate of either who performs services for or on behalf of us or an affiliate, (ii) independent contractor, other than a member of the Board, who performs services for the benefit of us or the General Partner or an affiliate of either; or (iii) a member of the Board or a board of directors of an affiliate who is not an employee of consultant are eligible to receive awards under the LTIP.

Common Units Authorized for Issuance	800,000, subject to adjustment to prevent dilution or enlargement of LTIP benefits in the case of equity restructurings, transactions and similar changes in our capitalization.

Award Types	Options, Unit Appreciation Rights, Restricted Units, Phantom Units, Distribution Equivalent Rights, Other Unit-Based Awards, Cash Awards, Unit Awards, Substitute Awards, and Performance Awards.

Change of Control
Defined as the occurrence of one or more of the following events: (i) any person or group, other than members of GP LLC, the General Partner, the Partnership, or an affiliate of GP LLC, the General Partner or the Partnership, shall become the beneficial owner, directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the voting power of the voting securities of the GP LLC, the General Partner or the Partnership; (ii) the members of GP LLC and the limited partners of the General Partner and the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of GP LLC, the General Partner or the Partnership; (iii) the sale or other disposition by GP LLC, the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than an affiliate of GP LLC, the General Partner or the Partnership; (iv) GP LLC, the General Partner or an affiliate of GP LLC, an affiliate of the General Partner or an affiliate of the Partnership ceases to be the general partner of the Partnership; or (v) any other event specified as a “Change of Control” in an applicable award agreement.

Restrictions on Options

and Unit Appreciation Rights
The exercise price of an Option or Unit Appreciation Right that does not provide for the deferral of compensation under section 409A of the Internal Revenue Code (“Section 409A”) (except by reason of satisfying the short-term deferral rule set forth under Section 409A) may be no less than the fair market value of the underlying units as of the date of grant, except with respect to substitute awards granted in connection with a merger, consolidation or acquisition.

Other Provisions	Awards are non-transferrable, except by will or by the laws of descent and distribution; no automatic grants are provided; no excise tax gross-ups are provided.

Purpose of the LTIP
The purpose of the LTIP is to promote the interests of GP LLC, the General Partner, the Partnership and their affiliates by providing to employees, consultants and directors incentive compensation awards to encourage superior performance. The LTIP is also contemplated to enhance the ability of GP LLC, the General Partner, the Partnership and their respective affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership. In furtherance of such purpose, the LTIP provides for the issuance of a variety of equity-based grants, including grants of (i) options, (ii) unit appreciation rights, (iii) restricted units, (iv) phantom units, (v) cash awards, (vi) performance awards, (vii) distribution equivalent rights, and (viii) other unit-based awards (collectively referred to as “Awards”).
The LTIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The LTIP will be effective as of January 16, 2018, and will terminate on the earliest of (i) the date terminated by the Board or the compensation committee of the Board, (ii) the date all available common units under the LTIP have been paid or issued or (iii) the ten-year anniversary of the date on which the LTIP becomes effective. Awards granted prior to the LTIP’s termination date will continue to be effective in accordance with their respective terms and conditions even after the LTIP’s termination.

Administration of the LTIP
The LTIP will be administered by a committee (the “Committee”) of the Board, appointed by such Board, which will administer the LTIP pursuant to its terms and applicable laws, unless the Board declines to appoint a committee, in which case, the Board shall serve as the Committee and administer the LTIP. The Committee has broad discretion to administer the LTIP, interpret its provisions and adopt policies for implementing the LTIP. This discretion includes the power to:

•	designate participants;

•	determine the type or types of Awards to be granted to a participant;

•	determine the number of common units to be covered by Awards;

•	determine the terms and conditions of any Award;

•	determine whether, to what extent, and under what circumstances Awards may be settled (including settlement in cash), exercised, canceled, or forfeited;

•	interpret and administer the LTIP and any instrument or agreement relating to an Award made under the LTIP;

•	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the LTIP; and

•	make any other determination and take any other action that the plan administrator deems necessary or desirable for the administration of the LTIP.
The plan administrator may delegate any or all of its powers and duties under the LTIP, including the power to grant Awards, to the Chief Executive Officer of GP LLC. However, pursuant to any such delegation, the Chief Executive Officer of GP LLC would not be permitted to grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 promulgated by the SEC or a member of the Board.

Units Subject to the Plan
A maximum of 800,000 common units will be available for delivery with respect to Awards under the LTIP. Pursuant to the terms of the LTIP, if any Award is forfeited, canceled, exercised, settled in cash, or otherwise terminated without the actual delivery of common units pursuant to such Award, then any common units that are so forfeited, canceled, exercised, settled in cash, or otherwise terminated without the actual delivery of common units shall be available to satisfy future Awards under the LTIP.
The common units delivered pursuant to the LTIP shall consist, in whole or part, of (i) common units acquired in the open market, (ii) common units acquired from us (including newly issued units), any of our affiliates or any other person or (iii) any combination of the foregoing. The fair market value of a common unit on a given date will be the closing sales price of a common unit on the immediately preceding trading date.

Persons Who May Participate in the LTIP
Employees of us, the General Partner, GP LLC or any of their respective affiliates, and the non-employee members of the Board, are eligible to receive Awards (the “Eligible Persons”). All of the approximately 275 employees providing services to us (including our executive officers) and each of our non-employee directors are eligible to receive awards under the LTIP. Eligible persons designated by the plan administrator to receive Awards under the LTIP are referred to as “Participants.” A Participant under the LTIP will be eligible, at the discretion of the plan administrator, to receive an Award pursuant to the terms of the LTIP and subject to any limitations imposed by appropriate action of the plan administrator or within the individual Award agreement.

Awards under the LTIP
Options. Options may be granted under the LTIP to purchase a specific number of common units at a set exercise price. The exercise price of each option granted under the LTIP will be determined by the plan administrator at the time the option is granted, provided that each option may not have an exercise price that is less than the fair market value of a common unit on the date of grant unless the option is a substitute award, is exempt from Section 409A as a short-term deferral, or complies with Section 409A.

The plan administrator will determine the manner in which, and time or times at which, an option will vest and become exercisable, in whole or in part. The plan administrator will also determine the methods and form of payment for the exercise of an option (including, without limitation, payment in cash, check acceptable to us, withholding Units from the Award, a “cashless-broker” exercise through procedures approved by us, or any combination thereof) and the methods and forms in which common units will be delivered to a Participant.
Unit Appreciation Rights. A unit appreciation right is an Award that, upon exercise, entitles the holder to receive the excess, if any, of the fair market value of a common unit on the exercise date over the grant price of the unit appreciation right. The excess may be paid in cash and/or in common units as determined by the plan administrator in its discretion. The plan administrator will have the authority to determine to whom unit appreciation rights will be granted, the number of common units to be covered by each grant, and the conditions and limitations applicable to the exercise of the unit appreciation right. The grant price per unit appreciation right will be determined by the plan administrator at the time the unit appreciation right is granted, but each unit appreciation right (other than a substitute award, an award that is exempt from Section 409A by reason of the short-term deferral rule, or an award that is compliant with Section 409A), must have an exercise price that is not less than the fair market value of a common unit on the date of grant. The plan administrator will determine the time or times at which a unit appreciation right may be exercised in whole or in part.
Restricted Unit Awards. A restricted unit is a common unit granted under the LTIP that is subject to a risk of forfeiture, restrictions on transferability and any other restrictions that may be imposed by the plan administrator in its discretion. The plan administrator will have the authority to determine to whom restricted units will be granted, the number of restricted units to be granted to each Participant, the duration of any restrictions, the conditions under which the restricted units may become vested or forfeited and any other terms and conditions as the plan administrator may establish with respect to the Awards. Upon or as soon as reasonably possible following the vesting of each restricted unit, subject to any applicable federal income tax withholding, a Participant will be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted common unit.
To the extent provided by the plan administrator in its discretion, a grant of restricted units may provide that a distribution made by us with respect to the restricted units (a “Unit Distribution Right” or “UDR”) will be subject to the same forfeiture and other restrictions as the restricted unit. If restricted, UDRs will be held, without interest, until the restricted unit vests or is forfeited, with the UDR being paid or forfeited at the same time, as the case may be. Absent a restriction on UDRs in the applicable Award agreement, UDRs will be paid to the holder of the restricted unit without restriction at the same time as cash distributions are paid by us to our unitholders.
Phantom Unit Awards. A phantom unit is a right to receive a common unit or an amount of cash equal to the fair market value of a common unit if certain conditions set forth in the Award agreement are met. The plan administrator will have the authority to determine the eligible persons to whom phantom units will be granted, the number of phantom units to be granted to each Participant, and any other terms and conditions as the plan administrator may establish. Upon vesting of each phantom unit, subject to any applicable federal income tax withholding, the Participant will be entitled to settlement of the phantom unit and shall receive either a common unit or cash equal to the fair market value of a common unit, as determined by the plan administrator in its discretion and as provided in the applicable Award agreement.
Distribution Equivalent Rights. To the extent provided by the plan administrator in its discretion, an Award granted under the LTIP may include a contingent right, granted in tandem or as a separate Award to receive an amount of cash, units, restricted units and/or phantom units, as determined by the plan administrator, equal to the value of any distributions made by us with respect to a common unit during the period such Award is outstanding (a “Distribution Equivalent Right” or “DER”). A DER grant may provide that the DER will be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the plan administrator), be subject to the same vesting restrictions as a respective tandem Award, or be subject to other provisions or restrictions as determined by the plan administrator in its discretion and as provided in the applicable Award agreement.

Unit Awards. The LTIP permits the grant of units under the LTIP in a number determined by the plan administrator in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the plan administrator determines to be appropriate.
Other Unit-Based Awards and Cash Awards. The LTIP also permits the grant of “other unit-based awards,” which are awards that, in whole or in part, are valued or based on or related to the value of a common unit. The vesting of other unit-based awards may be based on a Participant’s continued service, the achievement of specified performance criteria or other measures. On vesting (or on a deferred basis upon specified future dates or events), other unit-based awards may be paid in cash and/or in units, as determined by the plan administrator. The LTIP also permits the grant of cash awards, as an element of or supplement to, or independent of any other Award under the LTIP.
Performance-Based Awards. The right of a Participant to exercise, vest in or receive settlement of any Award, and the timing thereof, may be subject to such performance conditions as the plan administrator may specify. Performance conditions may be based on one or more performance goals as determined by the plan administrator.

Other Provisions
Tax Withholding. We or one of our respective affiliates will be authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, common units, other securities or other property) of any applicable taxes payable with respect to the grant of an Award, its exercise, the lapse of restrictions applicable to an Award or in connection with any payment relating to an Award or the transfer of an Award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an Award. With respect to any Participant who is subject to Rule 16b-3, such tax withholding shall be effected automatically by our General Partner either by (i) “netting” or withholding common units otherwise deliverable to the Participant on the vesting or payment of such Award, or (ii) the surrender of previously held common units by the Participant.
Anti-Dilution Adjustments. Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) if adjustments to Awards with respect to such event were discretionary, the plan administrator will equitably adjust the number and type of common units covered by each outstanding Award and the terms and conditions of such Award to equitably reflect the restructuring event, and the plan administrator will adjust the number and type of common units with respect to which future Awards may be granted under the LTIP. Upon the occurrence of a similar event that would not result in a FASB ASC Topic 718 accounting charge if adjustments to Awards were discretionary, the plan administrator shall have complete discretion to adjust Awards in the manner it deems appropriate. In the event the plan administrator makes any such adjustments, a corresponding and proportionate adjustment shall be made with respect to the maximum number of common units available under the LTIP and the kind of units or other securities available for grant under the LTIP.
Change of Control. If specifically provided in an Award agreement, upon a change of control, the Award may automatically vest and be payable or become exercisable in full, as the case may be. “Change of Control” for purposes of the LTIP has the meaning set forth above.
Amendment. The Board or the plan administrator may terminate or amend the LTIP or any part of the LTIP at any time in any manner, including increasing the number of common units that may be granted, subject to the requirements of the securities exchange upon which the common units are listed at that time and of applicable tax and securities laws. The plan administrator may also waive any conditions or rights under, amend the terms of or alter any outstanding Award as long as no such change would materially reduce the rights or benefits of a Participant without the consent of the Participant or cause the LTIP or cause such Award to fail to comply with the requirements of Section 409A of the Code.
Transferability of Awards. Options and unit appreciation rights are only exercisable by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. No Award or right granted under the LTIP may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered and any such purported transfer shall be void and unenforceable. Notwithstanding the foregoing, the plan administrator may, in its discretion, allow a Participant to transfer an Award without consideration to an immediate family member or a related family trust, limited partnership, or similar entity on the terms and conditions established by the plan administrator from time to time.
Forfeiture of Awards. Unless waived by the plan administrator or otherwise provided in a written agreement between us and a Participant, an unvested Award that is still outstanding will be forfeited by the Participant upon termination of the Participant’s employment with or service to our General Partner or its affiliates or membership on our board of directors, as applicable.

Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the United States federal tax consequences to Participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the LTIP may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. In addition, options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A, phantom units, and certain other Awards that may be granted pursuant to the LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and the guidance promulgated thereunder.

Options; Unit Appreciation Rights
Participants will not realize taxable income upon the grant of an option or a unit appreciation right. Upon the exercise or, if later, the settlement of an option or a unit appreciation right, a Participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any common units received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of an option, that equals the fair market value of the common units on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
When a Participant sells the common units acquired as a result of the exercise of an option or unit appreciation right, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.
The LTIP allows the plan administrator to permit the transfer of Awards in limited circumstances. See “—Other Provisions—Transferability of Awards.”
The Internal Revenue Service (the “IRS”) has not provided formal guidance on, nor even specifically addressed, the income tax consequences of a transfer of options or unit appreciation rights. However, the IRS has informally indicated that after a transfer of stock options (other than to a former spouse pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the option. If stock options are transferred to a former spouse pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time. Options granted under the LTIP and that are transferred will likely be subject to the same tax treatment. The transfer of an option may result in gift tax consequences to a Participant.

Phantom Unit Awards; Restricted Unit Awards
A Participant will not have taxable income at the time of the grant of a phantom unit Award, but rather, will generally recognize ordinary compensation income at the time such Participant receives common units or a cash payment in satisfaction of the phantom unit Award in an amount equal to the fair market value of the common units received or the cash payment, whichever is applicable. In addition, the Participant will be subject to ordinary income tax upon the payment of a DER. In general, a Participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit Award in an amount equal to the fair market value of the common units when the common units are received over the amount, if any, paid for such units, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the Participant will recognize ordinary compensation income in an amount equal to such excess based on the fair market value of common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the common units are received, in cases where a Participant makes a valid election under Section 83(b) of the Code.
A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time such Participant recognizes income under the rules described above with respect to common units or cash received. Directors must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an Award under the LTIP. Distributions that are received by a Participant prior to the time that the common units are taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a Participant will equal the amount recognized by such Participant as compensation income under the rules described in the preceding paragraph plus the amount, if any, paid for the common units, and the Participant’s capital gains holding period in those common units will commence on the later of the date the common units are received or the restrictions lapse (provided that, if a valid election under Section 83(b) of the Code is made with respect to restricted units, then the holding period in such units will begin on the date of receipt of the units).
Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility
In order for the amounts described above to be deductible by us or one of our affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

New Plan Benefits
The Awards, if any, that will be made to eligible persons under the LTIP are subject to the discretion of the plan administrator and, therefore, we cannot currently determine the benefits or number of units subject to Awards that may be granted in the future to eligible employees, officers and directors under the LTIP, or the amount or the number of units that would have been granted to the eligible individuals had the LTIP been in place during the prior fiscal year. As of the date of this information statement, no Awards have been granted under the LTIP.
Securities Authorized for Issuance Under Equity Compensation Plans
As of the date of the adoption of the LTIP, the number of units that may be delivered with respect to awards under the LTIP may not exceed 800,000 units, subject to specified anti-dilution adjustments.

VOTING PROCEDURES
The affirmative vote or consent of the holders of a majority of our outstanding common units and Preferred Units (on an as-converted basis) is sufficient to adopt the LTIP, which vote was obtained through the written consent of the Consenting Unitholders as the holders of a majority of our outstanding common units and Preferred Units (on an as-converted basis), or the voting rights with respect thereto, as of the consent date.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
Employees of GP LLC, our General Partner or the respective affiliates of either who perform services for us, and the members of the Board will be eligible to receive awards under the LTIP. Accordingly, the members of the Board and executive officers of GP LLC have a substantial interest in the approval of the LTIP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Our internet address is www.nrplp.com.We electronically file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, with the SEC. You can obtain this information without charge from the SEC’s website at www.sec.gov or upon written or oral request to:
NATURAL RESOURCE PARTNERS L.P.
1201 Louisiana Street, Suite 3400
Houston, Texas 77002
Attention: Investor Relations
Phone: (713) 751-7555
Delivery of Documents to Unitholders Sharing an Address
Unless we have received contrary instructions from a unitholder, we are delivering only one information statement to multiple unitholders sharing an address. This practice known as “householding” is intended to reduce our printing and postage costs. We will, upon written or oral request, promptly deliver a separate copy of the information statement to a unitholder who shares an address with another unitholder. A unitholder who wishes to receive a separate copy of the information statement may direct such request to the Investor Relations Department at Natural Resource Partners L.P., 1201 Louisiana Street, Suite 3400, Houston, Texas 77002, (713) 751-7555. Unitholders who receive multiple copies of the information statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the investor relations contact listed above.

Annex A
Natural Resource Partners LP 2017 Long Term Incentive Plan

NATURAL RESOURCE PARTNERS L.P.
2017 LONG TERM INCENTIVE PLAN
1.Purpose of the Plan. The Natural Resource Partners L.P. 2017 Long Term Incentive Plan (the “Plan”) has been adopted on December 14, 2017 by GP Natural Resource Partners LLC, a Delaware limited liability company (“GP LLC”), the general partner of NRP (GP) LP, a Delaware limited partnership (the “General Partner”), the general partner of Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of GP LLC, the General Partner, the Partnership and their Affiliates by providing to Employees, Consultants and Directors incentive compensation awards to encourage superior performance. The Plan is also contemplated to enhance the ability of GP LLC, the General Partner, the Partnership and their respective Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.
2.    Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)    “409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of Section 409A, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A pursuant to an applicable exemption.
(b)    “Section 409A” means Section 409A of the Code and the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.
(c)    “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(d)    “Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Unit Award, Substitute Award, Other Unit Based Award or Cash Award granted under the Plan or Performance Awards and includes, as appropriate, any tandem DERs granted with respect to an Award.
(e)    “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.
(f)    “Board” means the Board of Directors of GP LLC.
(g)    “Cash Award” means an award denominated in cash.
(h)    “Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i)    any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than members of GP LLC, the General Partner, the Partnership, or an Affiliate of GP LLC, the General Partner or the Partnership, shall become the beneficial owner, directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the voting power of the voting securities of the GP LLC, the General Partner or the Partnership;
(ii)    the members of GP LLC and the limited partners of the General Partner and the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of GP LLC, the General Partner or the Partnership;
(iii)    the sale or other disposition by GP LLC, the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate of GP LLC, the General Partner or the Partnership;
(iv)    GP LLC, the General Partner or an Affiliate of GP LLC, an Affiliate of the General Partner or an Affiliate of the Partnership ceases to be the general partner of the Partnership; or
(v)    any other event specified as a “Change of Control” in an applicable Award Agreement.
Notwithstanding the above, with respect to a 409A Award, a “Change of Control” shall not occur unless that Change of Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations, as applied to non-corporate entities.
(i)    “Chief Executive Officer” means the then-current Chief Executive Officer of GP LLC.
(j)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(k)    “Committee” means the Board or such committee as may be appointed by the Board to administer the Plan, which alternative committee may be the board of directors or managers of any Affiliate of GP LLC, the General Partner or a committee therefore.
(l)    “Consultant” means an individual who renders consulting or advisory services to GP LLC, the General Partner, the Partnership or an Affiliate of either.
(m)    “Director” means a member of the Board or the board of directors of an Affiliate of GP LLC or the General Partner who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).
(n)    “Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award, to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.
(o)    “Employee” means an employee of GP LLC, the General Partner, the Partnership or the respective Affiliates of GP LLC, the General Partner or the Partnership.
(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)    “Fair Market Value” means, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the last market trading day prior to the applicable day (or, if there is no trading in the Units on such date, on the next preceding day on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of Section 409A (specifically, Section 1.409A-l(b)(5)(iv)(B) of the Treasury Regulations).
(r)    “General Partner” has the meaning set forth in Section 1.
(s)    “GP LLC” has the meaning set forth in Section 1.
(t)    “Option” means an option to purchase Units granted under the Plan.
(u)    “Other Unit Based Award” means an Award granted to an Employee, Director or Consultant pursuant to Section 6(f).
(v)    “Participant” means an Employee, Consultant or Director granted an Award under the Plan.
(w)    “Partnership” has the meaning set forth in Section 1.
(x)    “Performance Award” means a right granted to an Employee, Director or Consultant pursuant to Section 6(i), to receive an Award based upon performance criteria specified by the Committee.
(y)    “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.
(z)    “Phantom Unit” means a notional Unit granted under the Plan which upon vesting entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.
(aa)    “Plan” has the meaning set forth in Section 1.

(bb)    “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3).
(cc)    “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.
(dd)    “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
(ee)    “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
(ff)    “SEC” means the Securities and Exchange Commission, or any successor thereto.
(gg)    “Substitute Award” means an award granted pursuant to Section 6(h) of the Plan.
(hh)    “Unit Distribution Right” or “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.
(ii)    “Unit” or “Units” means a Common Unit or Common Units of the Partnership.
(jj)    “Unit Appreciation Right” means a contingent right granted under the Plan that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.
(kk)    “Unit Award” means a grant of a Unit that is not subject to a Restricted Period.
3.    Administration.
(a)    Authority of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Units or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award; (vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.
(b)    Manner and Exercise of Committee Authority. The Board may take any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership. If the Board has appointed a committee to administer the Plan, any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for all purposes of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, GP LLC, the General Partner, the Partnership, any of their respective Affiliates, any Participant, and any beneficiary of a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee. Subject to the Plan and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer, subject to such limitations on such delegated powers and duties as the Committee may impose, if any, and provided that the Committee may not delegate its duties where such delegation would violate state partnership law, the Partnership’s or the General Partner’s limited partnership agreements or GP LLC’s liminted liability company agreement, or with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer. Any such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan; provided, however, the Chief Executive Officer may not grant Awards to himself, a Director or any executive officer of GP LLC, the General Partner or any of its Affiliates, or take any action with respect to any Award previously granted to himself, an individual who is an executive officer or a Director. Under no circumstances shall any such delegation result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Partnership.

(c)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of GP LLC, the General Partner, the Partnership or any of their respective Affiliates, GP LLC’s, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of GP LLC, the General Partner, the Partnership or any of their respective Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by GP LLC with respect to any such action or determination.
(d)    Exemptions from Section 16(b) Liability. It is the intent of GP LLC that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.
4.    Units.
(a)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c) and Section 7, the aggregate number of Units that may be delivered with respect to Awards under the Plan shall initially be equal to 800,000 Units. Units withheld from an Award or surrendered by a Participant for purposes of tax withholding (including Units withheld pursuant to Section 8(b) and the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award, shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash.
(b)    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of newly issued Units, Units acquired in the open market, Units acquired from GP LLC, the Partnership, the General Partner or any Affiliate of GP LLC, the Partnership or the General Partner, or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.
(c)    Anti-dilution Adjustments. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to GP LLC, the General Partner or the Partnership pursuant to the provisions of FASB Accounting Standards Codification, Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under FASB Accounting Standards Codification, Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.
(d)    Additional Issuances. Except as hereinbefore expressly provided, the issuance by GP LLC, the General Partner or the Partnership of Units for cash, property, labor or services, upon direct sale, or upon the conversion of Units or obligations of GP LLC, the General Partner or the Partnership convertible into such Units, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted pursuant to the Plan.
5.    Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan; provided, that an Employee, Consultant or Director must be an “employee” (within the meaning of General Instruction A.1(a) to Form S-8) of the Partnership or a parent or subsidiary of the Partnership to be eligible to receive such an Award if such individual will be granted an Award that shall, or may, be settled in Units.
6.    Awards.
(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with GP LLC, the General Partner, the Partnership, or their respective Affiliates, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate the terms of payment of any 409A Award if such acceleration would subject a Participant to additional taxes under Section 409A.
(b)    Options. The Committee may grant Options that are intended to comply with Section 1.409A-l(b)(5)(i)(A) of the Treasury Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services.

For purposes of this Section 6(b), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the Treasury Regulations) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Section 409A to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the exercise price therefore and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)    Exercise Price. The exercise price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option. For purposes of this Section 6(b)(i), the Fair Market Value of a Unit shall be determined as of the date of grant.
(ii)    Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to GP LLC, withholding Units from an Award, a “cashless-broker” exercise through procedures approved by GP LLC, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.
(iii)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service to GP LLC, the General Partner, the Partnership and their respective Affiliates or membership on the Board or the board of directors of an Affiliate of GP LLC, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided, that the waiver contemplated under this Section 6(b)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Section 409A to fail to satisfy such Section.
(c)    Unit Appreciation Rights. The Committee may grant Unit Appreciation Rights that are intended to comply with Section 1.409A-l(b)(5)(i)(B) of the Treasury Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(c), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the Treasury Regulations) of at least 50% of such trust or estate. The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with Section 409A to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)    Exercise Price. The exercise price per Unit under a Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right. For purposes of this Section 6(c)(i), the Fair Market Value of a Unit shall be determined as of the date of grant.
(ii)    Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.
(iii)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to GP LLC, the General Partner, the Partnership and their respective Affiliates or membership on the Board or the board of directors of an Affiliate of GP LLC, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights; provided that the waiver contemplated under this Section 6(c)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Section 409A to fail to satisfy such regulations.
(d)    Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i)    UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.
(ii)    Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with or services to GP LLC, the General Partner, the Partnership and their respective Affiliates or membership on the Board or the board of directors of an Affiliate of GP LLC, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 6(d)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy Section 409A to fail to satisfy such Section.
(iii)    Lapse of Restrictions.
Phantom Units. Except as otherwise set forth in an Award Agreement, no later than the 45th calendar day following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit or an amount in cash equal to the Fair Market Value of a Unit (for purposes of this Section 6(d)(iii), as calculated on the last day of the Restricted Period), as determined by the Committee in its discretion.
Restricted Units. Except as otherwise provided in an Award Agreement, upon the vesting of each Restricted Unit, subject to satisfying the tax withholding provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.
(e)    Unit Awards. The Committee shall have the authority to grant a Unit Award under the Plan to any Employee, Consultant or Director in a number determined by the Committee in its discretion, as a bonus, compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.
(f)    Cash Awards; Other Unit Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of GP LLC, the General Partner or the Partnership. The Committee shall determine the terms and conditions of such Awards. Units delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to, or independent of any other Award under the Plan, may also be granted pursuant to this Section 6(f).
(g)    DERs. To the extent provided by the Committee, in its discretion, an Award may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.
(h)    Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or an Affiliate of the Partnership of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A and other applicable laws and exchange rules. Except as provided in this Section 6(h) or in Section 7, without the approval of the unitholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price of an outstanding Option or Unit Appreciation Right, (ii) grant a new Option, Unit Appreciation Right or other Award in substitution for, or upon the cancellation of, any previously granted Option or Unit Appreciation Right that has the effect of reducing the Exercise Price thereof, (iii) exchange any Option or Unit Appreciation Right for Units, cash or other consideration when the Exercise Price per Unit under such Option or Unit Appreciation Right exceeds the Fair Market Value of a Unit, or (iv) take any other action that would be considered a “repricing” of an Option or Unit Appreciation Right under the applicable listing standards of the national securities exchange on which the Units are listed (if any).
(i)    Performance Awards. The right of a Participant to receive a grant of, exercise, vest in, or receive settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
(i)    Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6(i). The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. The Committee shall establish any such performance conditions and goals based on one or more business criteria for GP LLC, the General Partner and/or the Partnership, on a consolidated basis, and/or for specified Affiliates or business or geographical units of the Partnership, as determined by the Committee in its discretion. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
(ii)    Performance Periods. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established by the Committtee not later than 90 days after the beginning of any performance period applicable to such Performance Awards.
(iii)    Settlement. At the end of each performance period, the Committee shall determine the amount, if any, of the amount of the potential Performance Award otherwise payable to each Participant and, except as otherwise provided in an Award Agreement, such amount shall be paid to the Participant no later than March 15 of the year following the year that included the last day of the performance period. Settlement of such Performance Awards shall be in cash, Units, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
(j)    Certain Provisions Applicable to Awards.
(i)    Stand-Alone, Additional, Tandem and Substitute Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any of its Affiliates. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Partnership or any of its Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of GP LLC, the General Partner, the Partnership, or any of their respective Affiliates, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under Section 409A.
(ii)    Limits on Transfer of Awards.
Except as provided in Section 6(j)(ii)(C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
Except as provided in Section 6(j)(ii)(C) below, no Award, and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, other than by will or the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against GP LLC, the General Partner, the Partnership or any of their respective Affiliates. For the avoidance of doubt, this Section 6(j)(ii)(B) does not apply to a Unit Award or any Award that has been settled (e.g., a Restricted Unit that has vested or an Option that has been exercised).
To the extent specifically provided by the Committee with respect to an Option or Unit Appreciation Right, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
(iii)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.
(iv)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by GP LLC, the General Partner, the Partnership, or any of their respective Affiliates, upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Units, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under Section 409A. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Units in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 7(a) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with Section 409A. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in Units. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(v)    Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entries to make appropriate reference to such restrictions.
(vi)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.
(vii)    Exemptions from Section 16(b) Liability. It is the intent of GP LLC that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from such Section pursuant to an applicable exemption (except for transactions acknowledged in writing to be nonexempt by such Participant). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.
(viii)    Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, GP LLC is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by GP LLC.
(ix)    Additional Agreements. Each Employee, Consultant or Director to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of services with GP LLC, the General Partner, the Partnership or their Affiliates to a general release of claims and/or a noncompetition and/or non-disparagement agreement in favor of GP LLC, the General Partner, the Partnership, and their Affiliates, with such other terms and conditions of such agreement(s) to be determined in good faith by the Committee.
(x)    Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and GP LLC, the General Partner, the Partnership, or any of their Affiliates shall be specified in the Award Agreement controlling such Award.
7.    Amendment and Termination. Except to the extent prohibited by applicable law:
(a)    Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than a change made in good faith pursuant to Section 7(e) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.
(b)    Subdivision or Consolidation of Units. The terms of an Award and the number of Units authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:
(i)    If at any time, or from time to time, the Partnership shall subdivide as a whole (by reclassification, by a Unit split, by the issuance of a distribution on Units payable in Units, or otherwise) or in the event the Partnership distributes an extraordinary cash dividend the number of Units then outstanding into a greater number of Units, then, as appropriate, (A) the maximum number of Units available for the Plan or in connection with Awards as provided in Section 4 shall be increased proportionately, and the kind of other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(ii)    If at any time, or from time to time, the Partnership shall consolidate as a whole (by reclassification, by reverse Unit split, or otherwise) the number of Units then outstanding into a lesser number of Units, (A) the maximum number of Units for the Plan or available in connection with Awards as provided in Section 4 shall be decreased proportionately, and the kind of other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(iii)    Whenever the number of Units subject to outstanding Awards and the price for each Unit subject to outstanding Awards are required to be adjusted as provided in this Section 7(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of Units, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.
(iv)    Adjustments under Sections 7(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.
(c)    Recapitalizations. If the Partnership recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”) without a Change of Control, the number and class of Units covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of Units and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of Units then covered by such Award and the Unit limitations provided in Section 4 shall be adjusted in a manner consistent with the recapitalization.
(d)    Additional Issuances. Except as expressly provided herein, the issuance by the Partnership of units of any class or securities convertible into units of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of units or obligations of the Partnership convertible into such units or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted or the purchase price per Unit, if applicable.
(e)    Change of Control. Subject to any other provisions of the Plan and notwithstanding any provision of an Award Agreement to the contrary, upon a Change of Control, the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date, before or after such Change of Control, specified by the Committee; (iii)  require the mandatory surrender to GP LLC, the General Partner or the Partnership by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash per Unit equal to the amount calculated in Section 7(f) (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Unit Appreciation Right exceeds the Change of Control Price, no consideration will be paid with respect to that Award; or (iv) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, the substitution of Awards for new awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.
(f)    Change of Control Price. The “Change of Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per Unit price offered to Unit holders in any merger or consolidation, (ii) the per Unit value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming GP LLC, the General Partner or the Partnership, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Unit in a dissolution transaction, (iv) the price per Unit offered to Unit holders in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(f), the Fair Market Value per Unit of the Units that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to unitholders of the Partnership in any transaction described in this Section 7(f) or Section 7(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
(g)    Impact of Corporate Events on Awards Generally. In the event of changes in the outstanding Units by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of Units or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Units, the aggregate number of Units available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.
8.    General Provisions.
(a)    No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)    Tax Withholding. Unless other arrangements have been made that are acceptable to GP LLC or the General Partner or any of their respective Affiliates, the Partnership and any of its Affiliates are authorized to accept, deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, previously held Units, Units that would otherwise be issued pursuant to such Award, or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary or appropriate in the opinion of GP LLC, the General Partner or any of their respective Affiliates to pay such taxes. If such taxes are satisfied through the withholding of Units that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of Units by the Participant to GP LLC or the General Partner), the maximum number of Units that may be withheld (or surrendered) pursuant to this Section 8(b) shall be the number of Units that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of potential tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized with respect to the Participant without creating adverse accounting treatment with respect to such Award, as determined by the Committee. It is the intent of GP LLC that the payment of taxes for a Participant who is subject to Section 16 of the Exchange Act through (i) the withholding of Units that are otherwise issuable to the Participant pursuant to an Award or (ii) the surrender of previously held Units by the Participant to GP LLC or the General Partner shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). The method of satisfying tax obligations shall be determined by the Committee in its sole discretion.
(c)    No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of GP LLC, the General Partner, the Partnership or any of their Affiliates, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, GP LLC, the General Partner, the Partnership or any of their Affiliates may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.
(d)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.
(e)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule

16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).
(f)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or any of its Affiliates to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to GP LLC or the General Partner by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(g)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between GP LLC, the General Partner or any of their Affiliates and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from GP LLC, the General Partner or any of their Affiliates pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of GP LLC, the General Partner or such Affiliate.
(h)    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.
(i)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(j)    Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and GP LLC and the General Partner shall be relieved of any further liability for payment of such amounts.
(k)    Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between GP LLC, the General Partner, the Partnership, and any of their respective Affiliates regarding the sharing of costs between those entities.
(l)    Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m)    Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with any applicable requirements of Section 409A. The applicable provisions of Section 409A are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith that would cause a failure of compliance thereunder, to the extent necessary to resolve such conflict or obviate such failure. All 409A Awards shall be designed to comply with Section 409A. Notwithstanding any provision herein to the contrary, none of the Board, the Partnership, GP LLC, the General Partner or any of their respective Affiliates makes any representations that any Awards (or payments with respect to any Awards) are exempt from or compliant with Section 409A and in no event shall the Board, the Partnership, GP LLC, the General Partner or any of their respective Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A.
(n)    Specified Employee under Section 409A. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Section 409A), to the extent required by the Code, such payment shall occur on the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.
(o)    No Guarantee of Tax Consequences. None of the Board, the Committee, the Partnership, GP LLC nor the General Partner makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant.
(p)    Clawback. The Plan and any Awards granted or paid hereunder are subject to any written clawback policies that GP LLC or the General Partner, with the approval of the Board, may adopt or as may otherwise be required by applicable law or any applicable securities exchange listing standards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan and amounts paid or payable pursuant or with respect thereto to reduction, cancelation, forfeiture repurchase and/or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Partnership’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy, including those adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that GP LLC or the General Partner determines should apply to the Plan. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, GP LLC and the General Partner reserve the right, without the consent of any Participant or beneficiary of any Award, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award Agreement with retroactive effect.
9.    Term of the Plan. The Plan shall be effective on the date on which it is adopted by the Board and shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the date the Plan is adopted by the Board. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.